UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2008

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Renovis, Inc. (“Renovis”) has scheduled a special meeting of stockholders to vote on the proposal to approve and adopt the Agreement and Plan of Merger, dated September 18, 2007, by and among Evotec AG, a stock corporation organized and existing under the laws of the Federal Republic of Germany (“Evotec”), and Renovis, as amended to date (the “Merger Agreement”) and to approve the merger and related transactions on the terms described in the Merger Agreement. The special meeting will be held at Renovis’s headquarters, located at Two Corporate Drive, South San Francisco, California on May 1, 2008, beginning at 8:00 a.m., Pacific time. Renovis’s Board of Directors previously fixed the close of business on March 18, 2008 as the record date for the determination of the stockholders of Renovis entitled to vote at the special meeting, and any adjournments or postponements thereof.

Additional information

Evotec has filed a Registration Statement on Form F-4 with the Securities and Exchange Commission in connection with the proposed merger. Evotec and Renovis expect to mail a joint proxy statement/prospectus, which forms part of the Registration Statement on Form F-4, to stockholders of Renovis in connection with the proposed merger starting on March 27, 2008. This document will contain important information about the merger and should be read before any decision is made with respect to the proposed merger. Investors and stockholders will be able to obtain free copies of this document and any other documents filed or furnished by Evotec or Renovis through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from Evotec, by directing a request to Evotec’s Investor Relations department at Schnackenburgallee 114, 22525 Hamburg, Germany, or from Renovis, by directing a request to Renovis’ Investor Relations department at Two Corporate Drive, South San Francisco, California 94080. In addition to the documents referenced above, Renovis files or furnishes annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed or furnished by Renovis at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Renovis’s SEC filings are also available to the public at the SEC’s web site at www.sec.gov, or at their web site at www.renovis.com.

Renovis, Evotec and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger transaction, including a description of the interests in Renovis of its directors and executive officers, and a description of their direct and indirect interests in the proposed merger transaction, is set forth in the Registration Statement filed with the SEC referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: March 25, 2008	By:	/s/ Jeffrey Farrow
	Name:	Jeffrey S. Farrow
	Title:	Vice President of Finance and Chief Accounting Officer